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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement of Index, Inc. on Form S-4 of our report dated January 27, 1996, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Newman Summary Historical Financial Data", "Newman Selected Historical Financial Data" and "Experts" in such Proxy Statement/Prospectus.


                                            CHESHIER & FULLER, INC.
                                            A Professional Corporation

Dallas, Texas

August 13, 1996